                                  EXHIBIT 10.2

                      LUMINEX LIGHTING, INC. BENEFIT PLAN,

                    ANNUAL SALARY AND BONUS COMPENSATION PLAN

                     FOR WASIF SIDDIQUI, DATED JUNE 30, 1996

June 30, 1996

LUMINEX LIGHTING, INC.
BENEFIT PLAN
ANNUAL SALARY AND BONUS COMPENSATION PLAN


This letter sets forth the terms and conditions of the Annual Salary and Bonus Compensation Plan (the "Plan") agreed upon by Mr. Wasif Siddiqui ("Executive") and Luminex Lighting, Inc., a California corporation ("Company").

1.         TERM

           The term of this Plan (the "Term") is five years and is renewable upon its expiration subject to approval of the Board of Directors of the Company.

2.         COMPENSATION

           As compensation and consideration for all Services provided by Executive during his term, Company agrees to pay to Executive the compensation set forth below.

           2.1 ANNUAL SALARY COMPENSATION. Executive shall receive an annual salary in the amount of ninety six thousand Dollars ($96,000.00) per annum. Each 12 months thereafter, Executive's Annual Compensation shall be increased (but never decreased) by five percent (5%). This can, however, be amended at any time hereafter.

           2.2 ANNUAL BONUS COMPENSATION. Executive shall receive bonus compensation with respect to each fiscal year equal to three percent (3%) of gross annual sales provided that such bonus compensation does not create a net loss before taxes for the Company. Gross Annual Sales shall be based on the year-end financial statement as prepared by the Company's independent Certified Public Accountants. The bonus compensation payable to the Executive under this paragraph 1.2 shall be paid within (90) days following the end of such fiscal year.

           2.3 ADDITIONAL BENEFITS. Additional benefits to Executive to enter into this Agreement, during the Term, Company agrees as follows:

                     2.3.1 To provide Executive with a car allowance for business purposes of $1,500.00 per month payable to Executive for leasing, maintenance, repair, and insurance of an automobile chosen and leased by Executive ("Automobile Benefits").

                     2.3.2 During each year of the Term, to provide Executive a paid vacation of three (3) weeks. Such vacation shall be taken at such time or times during the applicable year.

                     2.3.3 Executive will be entitled to reimbursement of his customary and documented business expenses, including travel, incurred on behalf of Company.

Please confirm agreement to the foregoing by signing below where indicated. Effective as of January 1, 1997.

AGREED TO AND ACCEPTED this 1 day of January, 1997

EXECUTIVE:     /s/ Wasif Siddiqui
          --------------------------------
               WASIF SIDDIQUI, CEO/President
               LUMINEX LIGHTING, INC.